Exhibit 99.1
GTSI Delivers Strong Third Quarter
Sales up 13%, Operating Expenses down 14%, Net Income up 55%
HERNDON, VA., November 15, 2010 — GTSI Corp. (NASDAQ: GTSI) a systems integrator, solutions and services provider to the U.S. Federal, state and local governments, today released financial and operational results for the third quarter of 2010.
“The team delivered an outstanding quarter. Revenue, on a year-over-year basis, was up in all sales categories, gross margin was up, operating expenses were down, income from operations was up, with net income up and earnings per share up sharply for the quarter,” said Sandra Gillespie, GTSI’s Acting Co-Chief Executive Officer. “The third quarter started out strong and continued to build as we focused on the end of the Federal government fiscal year on September 30th. With a concerted effort by our sales group and the entire GTSI team, we identified opportunities, developed strategies for overcoming obstacles and delivered solid financial results.”
Third Quarter 2010 Update:
•	Sales were $237.4 million, a $27.7 million (13.2%) increase over sales of $209.7 million in the third quarter of 2009. All three revenue categories — product, services and financing — were up year over year.

•	Gross margin was $29.8 million a $0.9 million (3.0%) increase over gross margin of $28.9 million for the third quarter of 2009

•	Operating expenses were $20.6 million down $3.2 million (13.6%) from $23.8 million in the third quarter of 2009, mainly due to lower personnel related costs.

•	Income from operations was $9.2 million a $4.1 million ( 81.1%) increase over income from operations of $5.1 million in the third quarter of 2009

•	Income from our investment in EyakTek was $2.2 million a $0.2 million (7.4%) increase over $2.0 million in the third quarter of 2009

•	Net income was $5.9 million a $2.1 million (55.3%) improvement, or $0.62 earnings per diluted share, over net income of $3.8 million, or $0.39 earnings per diluted share, in the third quarter of 2009.
“When we started the third quarter our results from the first half of the year were below expectations,” said Gillespie. “We made significant progress in closing the gap. Despite the recent SBA activities that prohibit small business relationships, we have not lost focus on our customers’ needs for GTSI’s developed and delivered solutions and services.”
Financial Update
“We ended the quarter with $17.3 million in cash on the balance sheet, as well as strong accounts receivable,” said Peter Whitfield, Chief Financial Officer and Acting Co-Chief Executive Officer for GTSI. “Inventory levels were down slightly year-over-year, while book value improved to $10.09 in the third quarter of 2010 versus $9.17 in the third quarter of 2009. Subsequent to the end of the third quarter, we entered into a modification of our credit facility to reduce the size from $135 million to $100 million. ”

Small Business Administration (SBA) update
As required by the Administrative Agreement between GTSI and the SBA the company has established an internal ethics officer that reports directly to the Chairman of our Board’s Audit Committee and the company and the SBA have agreed on a seasoned government contracting examination firm to serve as the monitor required by the SBA agreement.
Conference Call
An investor conference call to discuss results for the quarter ended September 30, 2010 is scheduled for 10:00 a.m. Eastern Time November 15, 2010. Interested parties are invited to participate by calling 800-593-9034 or 334-323-7224, pass code is GTSI. In addition, you may access the webcast on GTSI’s Investor Relations page (www.gtsi.com/ir). Webcast will be available for replay through November 15, 2011. To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm Eastern Time, November 30, 2010. To access the replay, please dial 877-919-4059 or 334-323-7226, pass code 62962420.
About GTSI Corp.
GTSI Corp. provides a Technology Lifecycle Management (TLM) approach to IT infrastructure solutions delivered through industry-leading professional and financial services. GTSI employs a proactive, strategic methodology that streamlines technology lifecycle management, from initial assessment to acquisition, implementation, refresh, and disposal. TLM allows customers to implement solutions quickly and cost-effectively. GTSI’s certified engineers and project managers leverage strategic partnerships with technology innovators. These experts use proven, repeatable processes to design, deploy, manage, and support simple to complex solutions, to meet client’s current and future requirements and business objectives. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. and was named as one of “Best Places to Work” in 2009. Further information about the Company is available at www.GTSI.com.
Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management, including, but not limited to, those relating to sales, margins, operating results and net income, and the effect of new contracts and lender agreements, as well as new vendor relationships may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are discussed in the Company’s most recent annual report on Form 10—K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.
GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other countries. All trade names are the property of their respective owners.
GTSI Contact:
Paul Liberty
Vice President, Corporate Affairs & Investor Relations
703.502.2540
paul.liberty@gtsi.com

GTSI Corp. Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	September 30,		2010 vs 2009
	2010	2009	Variance	Percentage
SALES
Product	208,797	189,234	$19,563	10.3%
Service	15,907	13,985	1,922	13.7%
Financing	12,663	6,465	6,198	95.9%

	237,367	209,684	27,683	13.2%

COST OF SALES
Product	189,092	169,550	$(19,542)	-11.5%
Service	10,968	8,745	(2,223)	-25.4%
Financing	7,519	2,475	(5,044)	-203.8%

	207,579	180,770	(26,809)	-14.8%

GROSS MARGIN	29,788	28,914	874	3.0%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	20,592	23,836	3,244	13.6%

INCOME FROM OPERATIONS	9,196	5,078	4,118	81.1%
INTEREST AND OTHER INCOME, NET	2,067	1,979	88	4.4%

INCOME BEFORE TAXES	11,263	7,057	4,206	59.6%
INCOME EXPENSE	(5,329)	(3,236)	(2,093)	-64.7%

NET INCOME	$5,934	$3,821	$2,113	55.3%

EARNINGS PER SHARE
Basic	$0.62	$0.40	$0.22	55.0%

Diluted	$0.62	$0.39	$0.23	59.0%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,603	9,651	(48)	0.5%

Diluted	9,629	9,787	(158)	1.6%

GTSI Corp. Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Nine Months Ended
	September 30,		2010 vs 2009
	2010	2009	Variance	Percentage
SALES
Product	$418,456	466,822	$(48,366)	-10.4%
Service	38,581	40,835	(2,254)	-5.5%
Financing	17,191	10,700	6,491	60.7%

	474,228	518,357	(44,129)	-8.5%

COST OF SALES
Product	378,833	421,566	$42,733	10.1%
Service	25,571	25,669	98	0.4%
Financing	9,068	3,525	(5,543)	-157.2%

	413,472	450,760	37,288	8.3%

GROSS MARGIN	60,756	67,597	(6,841)	-10.1%
SELLING, GENERAL & ADMINISTRATIVE EXPENSES	64,452	71,128	6,676	9.4%

LOSS FROM OPERATIONS	(3,696)	(3,531)	(165)	-4.7%
INTEREST AND OTHER INCOME, NET	5,644	3,251	2,393	73.6%

INCOME (LOSS) BEFORE TAXES	1,948	(280)	2,228	795.7%
INCOME TAX EXPENSE	(1,838)	(89)	(1,749)	-1965.2%

NET INCOME (LOSS)	$110	$(369)	$479	129.8%

EARNINGS (LOSS) PER SHARE
Basic	$0.01	$(0.04)	$0.05	125.0%

Diluted	$0.01	$(0.04)	$0.05	125.0%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,604	9,737	(133)	1.4%

Diluted	9,653	9,737	(84)	0.9%

GTSI Corp. Unaudited Condensed Consolidated Balance Sheets
(In thousands)

			Change from December 31,
	September 30,	December 31,	2009
	2010	2009	Variance	Percentage
ASSETS
Current assets:
Cash and cash equivalents	$17,286	$7,894	$9,392	119.0%
Accounts receivable, net	195,843	209,595	(13,752)	-6.6%
Inventory	19,202	13,477	5,725	42.5%
Deferred costs	3,270	1,807	1,463	81.0%
Other current assets	2,433	4,140	(1,707)	-41.2%

Total current assets	238,034	236,913	1,121	0.5%
Depreciable assets, net	8,381	10,960	(2,579)	-23.5%
Long-term receivables and other assets	38,734	40,758	(2,024)	-5.0%

TOTAL ASSETS	$285,149	$288,631	$(3,482)	-1.2%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$88,053	$109,723	$21,670	19.7%
Accounts payable — floor plan	54,694	34,889	(19,805)	-56.8%
Financed lease debt, current portion	85	831	746	89.8%
Accrued liabilities	23,547	26,127	2,580	9.9%
Deferred revenue	3,252	3,176	(76)	-2.4%

Total current liabilities	169,631	174,746	5,115	2.9%
Other liabilities	18,543	17,598	(945)	-5.4%

Total liabilities	188,174	192,344	4,170	2.2%
Total stockholder’s equity	96,975	96,287	(688)	-0.7%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$285,149	$288,631	$3,482	1.2%